                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         The Spectranetics Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         THE SPECTRANETICS CORPORATION
                               96 TALAMINE COURT
                           COLORADO SPRINGS, CO 80907
                                 (719) 633-8333

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 12, 2001

     The Annual Meeting of the Shareholders of THE SPECTRANETICS CORPORATION will be held at the Sheraton Colorado Springs Hotel, 2886 South Circle Drive, Colorado Springs, Colorado on June 12, 2001, at 9:00 a.m. (MDT) for the following purposes:

          1. To elect three members of the Board of Directors to serve three-year terms until the 2004 Annual Meeting of Shareholders, or until their successors are elected and have been duly qualified.

          2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the current fiscal year.

     Only shareholders of record as of the close of business on April 19, 2001, the record date, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     Shareholders are requested to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid envelope we have provided as soon as possible. Submitting your proxy with the proxy card will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ PAUL C. SAMEK
                                            Paul C. Samek
                                            Vice President Finance, Chief
                                            Financial Officer

Colorado Springs, Colorado
April 27, 2001

                               SPECTRANETICS LOGO

                         THE SPECTRANETICS CORPORATION
                               96 TALAMINE COURT
                           COLORADO SPRINGS, CO 80907
                                 (719) 633-8333

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 12, 2001

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of THE SPECTRANETICS CORPORATION (the "Company" or "SPNC") for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Sheraton Colorado Springs Hotel, 2886 South Circle Drive, Colorado Springs, Colorado on June 12, 2001, at 9:00 a.m. (MDT) and at any adjournments or postponements thereof. This Proxy Statement and Proxy are being mailed to shareholders on or about May 4, 2001.

     The cost of soliciting Proxies is being borne by the Company. In addition to the mailings, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies by telephone or by oral communication or by other appropriate means. The Company does not currently anticipate hiring a firm to solicit Proxies. The Company will pay all costs related to the preparation of the Proxy Statement, including legal fees, printer costs and mailing costs.

     If the enclosed Proxy is properly executed, returned and unrevoked, the shares represented thereby will be voted in the manner specified. If no specification is made in a properly executed Proxy received by the Company, then the Proxy shall be voted FOR (i) the election of the three (3) nominees to the Board of Directors listed herein; and (ii) ratification of the appointment of KPMG LLP as the Company's independent auditors. A Proxy may be revoked by a shareholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another Proxy bearing a later date, or by attending the Meeting and voting in person.

     Discretionary authority is provided in the Proxy as to matters not specifically referred to herein. The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any such matters properly come before the Meeting, the Proxy holder or holders are fully authorized to vote thereon in accordance with the Proxy holder's or holders' judgment and discretion.

                      RECORD DATE AND VOTING OF SECURITIES

     Only holders of record of the Company's $.001 par value common stock ("Common Stock") outstanding as of the close of business on April 19, 2001, will be entitled to notice of and to vote on matters presented at the Meeting or any adjournment or postponement thereof. As of April 19, 2001 there were 23,507,745 shares of Common Stock outstanding. Each share of Common Stock will be entitled to one vote on each matter presented at the Meeting, and there is no cumulative voting. In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by Proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     The following table sets forth certain information as to the number of shares of Common Stock of SPNC beneficially owned as of March 31, 2001, by (i) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock; (ii) each of SPNC's Directors; (iii) the Named Executive Officers (as defined on page 7 hereof); and (iv) all of the current executive officers and Directors of SPNC as a group.

Except as otherwise indicated, SPNC believes that the beneficial owners of the Common Stock listed below, based solely on information furnished by such holders, have sole voting and dispositive power with respect to such shares, subject to community property laws, where applicable. "Beneficially Owned Percentage" is based on shares of Common Stock outstanding on March 31, 2001.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
                                                                           BENEFICIALLY
                                                              NUMBER OF        OWNED
NAME AND ADDRESS                                                SHARES      PERCENTAGE
----------------                                              ----------   -------------
5% SHAREHOLDERS
Special Situations Fund III, L.P.(1)........................    706,400         3.0%
Special Situations Private Equity Fund, L.P.(1).............    725,500         3.1%
Special Situations Cayman Fund, L.P.(1).....................    278,500         1.2%
As a group..................................................  1,710,400         7.3%
DIRECTORS AND NAMED EXECUTIVE OFFICERS(2)
Joseph A. Largey(3).........................................    835,760         3.6%
Gary R. Bang(4).............................................    132,200           *
Cornelius C. Bond, Jr.(5)...................................    249,908         1.1%
Emile J. Geisenheimer(6)....................................    245,364         1.0%
James A. Lent(7)............................................    145,000           *
Joseph M. Ruggio, M.D.(8)...................................    103,500           *
John G. Schulte(9)..........................................    107,812           *
Lawrence E. Martel(10)......................................    226,940           *
Christopher Reiser, Ph.D.(11)...............................    231,747           *
Bruce E. Ross(12)...........................................    176,877           *
Paul C. Samek(13)...........................................     62,500           *
All executive officers and Directors as a group (13
  persons)(14)..............................................  2,798,707        11.9%

---------------

  *  less than 1%

 (1) The address of Special Situations Fund III, L.P. and Special Situations Private Equity Fund, L.P. is 153 E. 53rd Street, New York, NY 10022. The address of Special Situations Cayman Fund, L.P. is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies.

 (2) The address of each of the Directors and the Named Executive Officers listed herein is c/o The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, CO 80907.

 (3) Includes options for 792,760 shares which are exercisable within 60 days of March 31, 2001.

 (4) Includes options for 100,000 shares which are exercisable within 60 days of March 31, 2001. Mr. Bang resigned from the Board effective February 9, 2001 for personal reasons.

 (5) Includes options for 132,224 shares which are exercisable within 60 days of March 31, 2001.

 (6) Includes options for 225,000 shares which are exercisable within 60 days of March 31, 2001.

 (7) Includes options for 125,000 shares which are exercisable within 60 days of March 31, 2001.

 (8) Includes options for 100,000 shares which are exercisable within 60 days of March 31, 2001.

 (9) Includes options for 107,812 shares which are exercisable within 60 days of March 31, 2001.

(10) Includes options for 208,805 shares which are exercisable within 60 days of March 31, 2001.

(11) Includes options for 80,118 shares which are exercisable within 60 days of March 31, 2001.

(12) Includes options for 119,938 shares which are exercisable within 60 days of March 31, 2001.

(13) Includes options for 47,500 shares which are exercisable within 60 days of March 31, 2001.

(14) Includes options for 2,312,711 shares which are exercisable within 60 days of March 31, 2001.

                               BOARD OF DIRECTORS

     The following table lists the members of the Board of Directors of SPNC, their ages, their positions and offices with the Company, the year first elected as a director, and the expiration of their current term.

                                                                               DIRECTOR    TERM
NAME                          AGE          POSITIONS WITH THE COMPANY           SINCE     EXPIRES
----                          ---          --------------------------          --------   -------
Joseph A. Largey............  54    President, Chief Executive Officer and      1997      2003
                                    Director
Cornelius C. Bond, Jr.(1)...  66    Director                                    1994      2001
Emile J. Geisenheimer.......  53    Chairman of the Board of Directors          1990      2002
James A. Lent...............  58    Director                                    1995      2003
Joseph M. Ruggio, M.D.(1)...  46    Director                                    1997      2001
John G. Schulte.............  52    Director                                    1996      2002
Marvin L. Woodall(2)........  63    N/A                                          --        --

---------------

(1) Recommended for re-election to the Board for a three-year term.

(2) Mr. Woodall is recommended for initial election to the Board. He replaces Gary R. Bang, who resigned in February 2001 for personal reasons.

     The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting only directors of the class whose term is expiring will be voted upon, and upon election each such director will serve a three-year term. The Board of Directors may determine from time to time the size of the Board of Directors, but in no event can it determine to have a Board consisting of less than four or more than eight directors. The size of the Board is currently set at seven. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director will hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     The Company is not aware of any family relationships among any of the directors and executive officers of the Company.

                             DIRECTOR COMPENSATION

     Currently, non-employee Directors are eligible to participate in the Company's 1997 Equity Participation Plan (the "Plan"), which was approved by shareholders on June 9, 1997. The Plan provides that any newly elected non-employee Director will be granted a non-qualified stock option to purchase 75,000 shares of Common Stock at the then fair market value, which vests equally over a three-year period. On every third anniversary of each grant, for so long as each non-employee Director remains on the Board, he or she will receive an option to purchase 75,000 shares of Common Stock at the then fair market value, which vests equally over three years. The exercise price is equal to the closing price of the stock as traded on the Nasdaq National Market on the date of grant.

     Non-employee Directors receive $2,500 for each Board meeting attended in person and $1,000 for meetings attended by telephone. Board members are reimbursed for expenses associated with their attendance at Board meetings and committee meetings. Board members also receive $2,500 per day when serving as a consultant to the Company. The Chairman of the Board receives a monthly retainer for consulting services rendered to the Company, which totalled $128,333 during the year ended December 31, 2000. For calendar year 2001, the retainer has been reduced to $6,250 per month, or $75,000 per year. In June 2000, the Chairman received a non-qualified stock option to purchase 100,000 shares of Common Stock at the then fair market value as consideration for his services as a consultant to the Company. The option vests on the earlier of (i) the successful conclusion of certain company projects or (ii) the completion of eight years of continuous service as a director. In April 2001, the stock option and related stock option agreement were canceled and terminated, for no value, by agreement between the Company and Mr. Geisenheimer.

                         BOARD COMMITTEES AND MEETINGS

     In 2000, the Board of Directors met seven times. No Director attended fewer than 75% of the Board meetings. The Company has an Audit Committee comprised of Messrs. Bond, Lent and Schulte to, among other things, periodically review the services rendered by independent auditors and to analyze accounting procedures of the Company. Four meetings of the Audit Committee were held in 2000. The Board has a Compensation Committee, which, in 2000, consisted of Messrs. Lent, Bond and Bang. The Compensation Committee met four times in 2000 to review and approve the Company's compensation and benefit plans, among other things. The Compensation Committee also approves stock option grants to executive officers of the Company.

                        BUSINESS EXPERIENCE OF DIRECTORS

     Joseph A. Largey joined SPNC in March 1997 as President, Chief Executive Officer and a Director. Prior to joining SPNC, he served as Executive Vice President for the International Division of Picker International, Inc., a subsidiary of G.E.C. plc, since 1995. From November 1985 to 1995, Mr. Largey was Vice President and General Manager of Picker's Healthcare Products Distribution division. Prior to November 1985, Mr. Largey was employed for 16 years by Johnson & Johnson in various sales and marketing positions, the most recent of which was Vice President of Sales and Marketing at Johnson & Johnson Cardiovascular.

     Cornelius C. Bond, Jr. has served as a Director of SPNC since June 1994. He served as a member of the Board of Directors for Advanced Interventional Systems, Inc. ("LAIS") from 1986 until June 1994 when LAIS merged into SPNC. Mr. Bond has been a general partner of NEA Partners III, Limited Partnership, a venture capital firm, since 1981, and is a director of several privately held companies.

     Emile J. Geisenheimer has served as a Director of SPNC since April 1990 and was appointed Chairman of the Board in June 1996. He has served as President of Madison Investment Partners, Inc., a private equity investment firm, since January 1995. Prior to forming Madison Investment Partners, he was general partner of Nazem and Company, a venture capital management firm, from November 1989 to January 1995.

     James A. Lent has served as a Director of SPNC since November 1995. Mr. Lent currently serves as a director for several privately held companies. From November 1998 to September 1999, he served as Company Group Chairman of Johnson & Johnson (DePuy Franchise). Previously, Mr. Lent served as Chairman, Chief Executive Officer, and Director of DePuy, Inc., an orthopedic supply company, from May 1995 until November 1998. He served as President and Chief Executive Officer of DePuy, Inc. from January 1985 to May 1995.

     Joseph M. Ruggio, M.D. has served as a Director of SPNC since February 1997. First and foremost, Dr. Ruggio is a practicing interventional cardiologist. Since June 1994, Dr. Ruggio has served as President and Chief Executive Officer of Pacific Cardiovascular Associates Medical Group, Inc., a large cardiovascular professional corporation. He also serves as Chairman and President of Via Vitae, a cardiovascular disease management company, which was founded in February 1996. Dr. Ruggio served as founder and Chairman of UltiMed, Inc., a cardiovascular medical services organization, which was founded in July 1995. From August 1985 to December 1995, Dr. Ruggio served as Chairman of the Department of Cardiology and Director of Invasive Interventional Cardiology for FHP, Inc.

     John G. Schulte has served as a Director of SPNC since August 1996. Since November 1998, Mr. Schulte has served as President and Chief Executive Officer of Somnus Medical Technologies, Inc., a medical device company specializing in the design, development, manufacturing and marketing of minimally invasive medical devices for the treatment of upper airway disorders. Previously, Mr. Schulte was President of the Surgical Products Division of Genzyme Corporation, a medical device company specializing in anti-adhesion products for general surgery and cardiovascular medical devices and instruments. From November 1996 to June 1997, he served as Senior Vice President and General Manager of the International and Peripheral Division of Target Therapeutics, Inc., a medical device company specializing in the treatment of vascular diseases of the brain.

     Marvin L. Woodall is recommended for initial election to the Board of Directors and, if elected, will fill the vacancy created by the resignation of Gary R. Bang. Mr. Woodall is now retired from his most recent position as a Vice President, Johnson & Johnson International, responsible for Health Economics Worldwide, for the Cordis circulatory disease business franchise from 1997 to 2000. From 1989 to 1996, Mr. Woodall served as President of Johnson & Johnson Interventional Systems Co. (JJIS). Under his leadership, JJIS developed and marketed, worldwide, the Palmaz-Schatz(TM) coronary stent, which substantially changed the treatment for atherosclerotic coronary heart disease.

                               EXECUTIVE OFFICERS

     The current executive officers of the Company are as follows:

NAME                                  AGE                            OFFICE
----                                  ---                            ------
Joseph A. Largey....................  54    President and Chief Executive Officer
Adrian E. Elfe......................  56    Vice President, Quality Assurance and Regulatory Affairs
Lawrence E. Martel, Jr. ............  50    Vice President, Operations
Dale T. Muth........................  47    Vice President, Human Resources
Christopher Reiser, Ph.D............  46    Vice President, Technology and Clinical Research
Bruce E. Ross.......................  52    Vice President, Sales and Service
Paul C. Samek.......................  48    Vice President, Finance and Chief Financial Officer

     Each executive officer of the Company serves at the discretion of the Board of Directors. The Company is not aware of any family relationships among any of the directors and executive officers of the Company. Biographical information regarding Mr. Largey is set forth under the heading "BUSINESS EXPERIENCE OF DIRECTORS."

     Adrian E. Elfe was appointed Vice President, Quality Assurance and Regulatory Affairs, in November 1996. He served as Director of Quality Assurance and Regulatory Compliance since first employed by SPNC in April 1990. Prior to joining SPNC, Mr. Elfe directed quality system planning and implementation for nine different companies.

     Lawrence E. Martel, Jr., was appointed Vice President, Operations, of SPNC in August 1994 and served as Director of Operations since first employed by SPNC in January 1993. Prior to that time, he served nine years as Vice President of Operations with Mountain Medical Equipment, Inc., a manufacturer of respiratory medical devices for use in the home health care and institutional health markets.

     Dale T. Muth was appointed as Vice President, Human Resources, in May 1998. Prior to joining Spectranetics in September 1997 as Director of Human Resources, he served as the principal partner of a human resources consulting firm since 1993. Prior to that time, Mr. Muth served as Director of Human Resources at Mountain Medical Equipment, Inc., for eight years.

     Christopher Reiser, Ph.D., was appointed as Vice President, Technology and Clinical Research in June 1998. In November 1997, Mr. Reiser was appointed Vice President, Engineering. Prior to that time, he served as the Company's Director of Engineering since December 1993. Dr. Reiser joined SPNC in December 1992 as Manager of Laser Product Development. From January 1989 to October 1992, he served as Director of Technology at Cymer Laser Technologies, a manufacturer of excimer laser systems for the semiconductor industry.

     Bruce E. Ross joined Spectranetics in July 1998 as Vice President, Sales and Service, of the Americas. Mr. Ross came to Spectranetics from Picker International, a subsidiary of G.E.C. plc, where he was serving as Vice President and General Manager of Picker International (Europe). Prior to that position, Mr. Ross served as President of Picker International Canada, Inc. He spent a total of 10 years with Picker developing successful sales strategies that increased business unit revenues and profitability. Previous to his experience at Picker, Mr. Ross served as Vice President of Sales and Marketing at Nicolet Biomedical, Inc.

     Paul C. Samek joined SPNC in December 1999 as Vice President, Finance, and Chief Financial Officer. Mr. Samek previously held the position of Vice President, Finance, and Chief Financial Officer for Nash Engineering from April 1998 to May 1999, and served as Vice President of Finance and Administration and Chief Financial Officer for Allsteel Inc. from March 1994 to July 1997. Prior to that, Mr. Samek held several senior management positions with Deloitte and Touche, LLP, Concurrent Computer Corporation, Telesciences Transmission Systems, Inc., and Motorola, Inc.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation awards paid by SPNC for the fiscal years ended December 31, 2000, 1999 and 1998 to those persons who were either (i) the Chief Executive Officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers who were serving as executive officers on December 31, 2000, whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                      ANNUAL COMPENSATION            COMPENSATION
                                              ------------------------------------      AWARDS
                                                                         OTHER       ------------
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)   BONUS($)    COMPENSATION    OPTIONS(#)
---------------------------            ----   ---------   --------    ------------   ------------
Joseph A. Largey.....................  2000   $279,274         --          3,515(1)    150,000
  President and Chief Executive        1999    260,665    124,020(2)       3,515(1)         --
     Officer                           1998    258,936    110,552(3)      41,654(4)    194,324(5)
Bruce E. Ross(6).....................  2000   $182,115    110,626(7)          --        70,000
  Vice President, Sales and Service    1999    164,327     68,432(8)      26,616(9)     60,000
                                       1998     65,577     19,248(10)     14,328(11)   110,563(12)
Paul C. Samek(13)....................  2000   $170,000         --        112,612(14)   100,000
  Vice President, Finance and          1999      6,538         --             --       120,000
  Chief Financial Officer              1998         --         --             --            --
Lawrence E. Martel...................  2000   $124,231         --             --        70,000
  Vice President, Operations           1999    102,885     39,490(2)          --        30,000
                                       1998     95,192         --             --        92,013(15)
Christopher Reiser, Ph.D.............  2000   $120,673         --             --        60,000
  Vice President, Technology           1999    110,327     39,490(2)          --        30,000
  and Clinical Research                1998     98,001     36,015(16)         --        30,000

---------------

 (1) Life insurance premiums paid by the Company.

 (2) Incentive compensation bonus paid during 2000 for services rendered in 1999.

 (3) Incentive compensation bonus of $100,000 paid during 1999 for services rendered in 1998; incentive compensation bonus of $10,552 paid in 1998.

 (4) Relocation costs of $38,139; life insurance premiums paid by the Company of $3,515.

 (5) Incentive stock options of 150,000 shares granted in 1998 vesting over a three-year period; incentive stock options of 15,846 shares granted in 1998 in lieu of a $7,500 salary reduction over a six-month period, vesting over a six-month period; incentive stock options of 28,478 shares granted in 1999 in lieu of $18,985 bonus for services rendered in 1998, vesting over a six-month period.

 (6) Mr. Ross joined the Company in July 1998.

 (7) Incentive compensation in the form of sales commissions paid in 2000.

 (8) Incentive compensation in the form of commissions paid in 1999.

 (9) Relocation costs of $20,016; auto allowance of $6,600.

(10) Incentive compensation in the form of sales commissions paid in 1998.

(11) Relocation costs of $11,578; auto allowance of $2,750.

(12) Incentive stock options of 100,000 shares granted in 1998 vesting over a four-year period; incentive stock options of 10,563 shares granted in 1998 in lieu of a $5,000 salary reduction over a six-month period, vesting over a six-month period.

(13) Mr. Samek joined the Company in December 1999.

(14) Represents relocation costs.

(15) Incentive stock options of 51,450 granted in 1999 for services rendered in 1998 in lieu of a bonus of $34,300, vesting over a six-month period; incentive stock options of 30,000 shares granted in 1998 vesting over a four-year period; incentive stock options of 10,563 shares granted in 1998 in lieu of a $5,000 salary reduction over a six-month period, vesting over a six-month period.

(16) Incentive compensation bonus paid during 1999 for services rendered in 1998.

                            GRANTS OF STOCK OPTIONS

     The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the year ended December 31, 2000.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                INDIVIDUAL GRANTS                                      VALUE AT ASSUMED
----------------------------------------------------------------------------------      ANNUAL RATES OF
                                               % OF TOTAL                                 STOCK PRICE
                                                OPTIONS      EXERCISE                  APPRECIATION FOR
                                               GRANTED TO    OR BASE                    OPTION TERM(1)
                                  OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   ---------------------
NAME                             GRANTED(#)   FISCAL YEAR     ($/SH)       DATE       5% ($)      10% ($)
----                             ----------   ------------   --------   ----------   ---------   ---------
Joseph A. Largey...............    75,000(2)      6.51%       $6.375      2/18/10     300,690     762,008
                                   75,000(3)      6.51%       $1.563     10/30/10      73,722     186,826
Bruce E. Ross..................    40,000(2)      3.47%       $6.375      2/18/10     160,368     406,404
                                   30,000(3)      2.60%       $1.563     10/30/10      29,489      74,731
Paul C. Samek..................    40,000(2)      3.47%       $6.375      2/18/10     160,368     406,404
                                   60,000(3)      5.21%       $1.563     10/30/10      58,977     149,461
Lawrence Martel, Jr. ..........    40,000(2)      3.47%       $6.375      2/18/10     160,368     406,404
                                   30,000(3)      2.60%       $1.563     10/30/10      29,489      74,731
Christopher Reiser, Ph.D. .....    40,000(2)      3.47%       $6.375      2/18/10     160,368     406,404
                                   20,000(3)      1.73%       $1.563     10/30/10      19,660      49,820

---------------

(1) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(2) Options vest 25% as of February 18, 2001, and 6.25% on the third day of each calendar quarter thereafter until February 18, 2004.

(3) Options vest 50% as of October 30, 2001, and 12.5% on the third day of each calendar quarter thereafter until October 31, 2002.

         STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUE

     Set forth in the table below is information concerning the value of stock options held on December 31, 2000, by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF                VALUE OF UNEXERCISED,
                             SHARES                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS AT
                            ACQUIRED      VALUE      HELD AT FISCAL YEAR END(#)         FISCAL YEAR END($)
                           ON EXERCISE   REALIZED   ----------------------------   ----------------------------
NAME                           (#)         ($)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   --------------   -----------   --------------
Joseph A. Largey.........      --           --        734,950        184,374              --           --
Bruce E. Ross............      --           --         85,563        155,000              --           --
Paul C. Samek............      --           --         30,000        190,000              --           --
Christopher Reiser,
  Ph.D...................      --           --         63,875         88,125              --           --
Lawrence Martel, Jr. ....      --           --        188,805         98,125         $26,893           --

                           AUDIT COMMITTEE REPORT(1)

     The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

     The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2000, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

     The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Submitted on April 16, 2001 by the members of the Audit Committee of the Company's Board of Directors.

                                            John G. Schulte, Chair
                                            Cornelius C. Bond, Jr.
                                            James A. Lent

          FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT(1)

     The fees paid to KPMG LLP, the Company's independent auditor, during the 2000 fiscal year are as follows:

                                                               FEES PAID
                                                               ---------
Audit Fees(2)...............................................   $ 60,500
Financial Information Systems Design and Implementation
  Fees......................................................   $     --
All Other Fees(3)...........................................   $107,440

---------------

(1) The Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the auditor's independence.

(2) Includes the aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the 2000 fiscal year and the reviews of the financial statements related to the Company's Quarterly Reports on Form 10-Q for the 2000 fiscal year.

(3) Consists primarily of fees associated with the preparation of the Company's tax return and other tax-related activities.

                        COMPENSATION COMMITTEE REPORT(1)

     Decisions with regard to the compensation of SPNC's executive officers, including the Named Executive Officers, are generally made by a three-member Compensation Committee of the Board. Each member of the Committee is a non-employee Director. Decisions about awards under certain of SPNC's stock-based compensation plans are made by the Committee and reported to the Board. All other decisions by the Committee relating to compensation of SPNC's executive officers are reviewed by the Board. Generally, the Committee meets in February following the end of a particular fiscal year to consider bonus compensation and to consider prospective salary adjustments. In addition, the Committee meets on an as-needed basis throughout the year.

EXECUTIVE OFFICER COMPENSATION POLICIES

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with SPNC's performance, recognize individual initiative and achievements, and

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing assist SPNC in attracting and retaining qualified executives. The Committee relies in large part on independent compensation studies for the determination of competitive compensation.

     In order to implement these objectives, SPNC has developed a straightforward compensation approach. In general, SPNC compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental, stock purchase and 401(k), that are available generally to SPNC's employees.

BASE SALARY

     Base salary levels for SPNC's executive officers are set generally at or slightly below the market level in relation to the salary levels of executive officers in other companies within the medical device industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance. In establishing the salary levels against the range of comparable companies, the Compensation Committee considers salaries and bonuses in determining the competitiveness of the total compensation package.

ANNUAL INCENTIVE COMPENSATION

     The Compensation Committee reviews and approves all bonus payments made to SPNC's executive officers. Payment of bonuses is determined by both corporate and individual performance criteria. In 2000 the bonus targets for executive officers were based on meeting performance objectives for revenue, gross margin, net income and cash flow. No bonuses based on the attainment of these performance objectives were awarded to any executive officer for the year ended December 31, 2000.

LONG-TERM INCENTIVE COMPENSATION

     SPNC provides long-term incentive compensation through its stock option plan. The number of shares covered by any grant is generally determined by the position, the executive officer's salary at the time of grant, amounts granted in previous years, and the then current stock price. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER

     The Board established Mr. Largey's compensation package based upon the general factors discussed above and upon an evaluation of compensation paid to chief executive officers of comparable public companies and other companies in SPNC's industry. Mr. Largey's compensation package includes base salary, an annual bonus incentive program, an initial stock option grant plus additional grants subject to approval by the Compensation Committee.

     Effective February 2000, Mr. Largey's annual base salary was adjusted to $290,000. Mr. Largey is eligible for bonus compensation up to 65% of his base salary based on the attainment of performance targets for revenue, gross margin, net income, and cash flow. Mr. Largey did not receive a bonus for 2000. In the event Mr. Largey is terminated by the Company without cause, he will be provided 12 months' severance compensation.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

     For a discussion of Mr. Largey's severance agreement, see "Compensation Committee Report -- Compensation Paid to the Chief Executive Officer."

     In the event Mr. Samek is terminated by the Company without cause, he will be provided 12 months' severance compensation and a pro-rated bonus.

CERTAIN TAX CONSIDERATIONS

     During 1995 the Internal Revenue Code of 1986 (the "Code") was amended to include a provision that denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (defined as the Chief Executive Officer and the corporation's other four most highly compensated officers as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation payable pursuant to written binding agreements entered into before February 18, 1993, and compensation that constitutes "performance-based compensation" is excludable in applying the $1 million limit. It is SPNC's policy to qualify compensation paid to its top executives in a manner consistent with SPNC's compensation policies, for deductibility under this law in order to maximize SPNC's income tax deductions.

                                            Cornelius C. Bond, Jr.
                                            James A. Lent

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total shareholder return on SPNC Common Stock for the period from December 31, 1995, to December 31, 2000, with the cumulative total return on the NASDAQ Composite Index, and a sub-index of the NASDAQ Composite Index entitled "NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks" (NASDAQ Medical) (assuming the investment of $100 in SPNC Common Stock, the NASDAQ Composite Index and the NASDAQ Medical on December 31, 1995, and reinvestment of all dividends).

                              (Performance Graph)

--------------------------------------------------------------------------------------------------
                       12/31/1995   12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/31/2000
--------------------------------------------------------------------------------------------------
 SPNC                    100.00       163.41       121.95       109.80       151.22        51.22
 NASDAQ Medical          100.00        93.67       106.88       119.19       144.35       149.79
 NASDAQ Composite        100.00       123.04       150.69       212.51       394.94       237.68

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2000, Messrs. Bond, Lent and Bang were members of the Compensation Committee. No executive officer of the Company served in 2000 as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers who served in 2000 on the Board or as a member of the Company's Compensation Committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers ("NASD"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal 2000, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Common Stock have complied with the reporting requirements of Section 16(a), except that a Form 5 relating to a stock option grant to Mr. Geisenheimer during 2000 was filed late.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The current number of members of the Board of Directors is seven (7). The terms of Cornelius C. Bond, Jr. and Joseph M. Ruggio, M.D., expire at this meeting. In February 2001, the Company accepted the resignation of Gary R. Bang and is recommending that Marvin L. Woodall be elected to fill the resulting vacant seat on the Board of Directors. The Board of Directors recommends that Cornelius C. Bond, Jr., and Joseph M. Ruggio, M.D., be re-elected for a three-year term to expire at the Company's Annual Meeting in 2004 and that Marvin L. Woodall be elected for a three-year term to expire at the Company's Annual Meeting in 2004.

     The nominees have expressed their willingness to serve, but if because of circumstances not contemplated the nominees are not available for election, the Proxy holders named in the enclosed Proxy form intend to vote for such other person or persons as the Board of Directors may nominate. Information with respect to each nominee is set forth in the section entitled "BUSINESS EXPERIENCE OF DIRECTORS."

VOTE AND RECOMMENDATION

     Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the two nominees named above as directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE THREE PERSONS NOMINATED AS DIRECTORS.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     Action is to be taken by the shareholders at the Meeting with respect to the ratification of the selection by the Company's Board of Directors, upon recommendation of the Audit Committee, of KPMG LLP to be the independent auditors of the Company for the fiscal year ended December 31, 2001. KPMG LLP has served as the Company's independent auditors since January 1985. KPMG LLP does not have, and has not had at any time, any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG LLP. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting in person or by Proxy at the Meeting.

     A representative of KPMG LLP will be present at the Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF SUCH APPOINTMENT.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters, other than the matters set forth in this Proxy Statement, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying Proxy will vote such Proxy in accordance with their best judgment on any such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

                    DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders must be received at the principal executive offices of the Company on or before December 15, 2001.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ PAUL C. SAMEK
                                            ------------------------------------
                                            Paul C. Samek
                                            Vice President Finance, Chief
                                            Financial Officer

Dated April 27, 2001

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF A FURTHER MAILING.

                                                                    APPENDIX "A"

                         THE SPECTRANETICS CORPORATION
                            AUDIT COMMITTEE CHARTER

I. ROLE OF THE COMMITTEE

     The Committee's role is to act on behalf of the Board of Directors and oversee all material aspects of the Company's financial reporting, control, and audit functions, other than those that are specifically the responsibilities of another standing committee of the Board. The Committee's role includes particular focus on the qualitative aspects of financial reporting to shareholders, Company processes for the management of business and financial risk and the Company's processes for compliance with significant applicable accounting, audit, independence and regulatory requirements.

     The Committee's role includes coordination with other Board committees, management, external auditors, counsel and other committee advisors.

II. COMMITTEE MEMBERSHIP

     The Committee shall consist of three (3) independent Board members. Independent members are members who are not officers or employees of the Company and who have no relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of the director. All Committee members shall be financially literate, possessing:

          1. general knowledge of the primary industries in which the Company operates;

          2. the ability to read and understand fundamental financial statements, and;

          3. the ability to understand key business and financial controls and processes.

     The Committee may as it deems appropriate retain its own counsel and other advisors, subject to the approval of such retention by the Board of Directors.

     At least one member of the Committee shall have accounting or related financial management expertise, including knowledge of regulatory requirements and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full Board of Directors. The Committee Chair shall be selected by the Board of Directors.

III. COMMITTEE OPERATING PRINCIPLES

     The Committee shall fulfill its responsibilities within the context of the following overriding principles:

          1. Communications. The Chair and the other members of the Committee shall, to the extent the Committee determines appropriate, have contact throughout the year with senior management, other committee chairs, external auditors and other key Committee advisors to strengthen the Committee's knowledge of relevant current and prospective business issues.

          2. Committee Education/Orientation. The Committee, with management, shall develop and participate in a process for review of important financial and operating topics that represent potential significant risk to the Company. Individual Committee members shall be encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the Company operates.

          3. Meeting Agenda. Committee meeting agendas shall be the responsibility of the Committee Chair, with input from Committee members. The Chair may ask for management, key Committee advisors and others to participate in this process.

          4. Committee Expectations and Information Needs. The Committee shall communicate Committee expectations and the nature, timing and extent of Committee information needs to management and external parties, including external auditors. Written materials, including performance indicators and measures related to key business and financial risks, shall be delivered by management, auditors and others in advance of meeting dates.

          5. External Resources. The Committee is authorized to access internal and external resources, as the Committee requires, to carry out the Committee's responsibilities, subject to the approval of the Board of Directors.

          6. Committee Meeting Attendees. The Committee shall be authorized to have members of management, counsel and external auditors participate in Committee meetings, to carry out the Committee responsibilities. Periodically, and at least annually, the Committee shall meet in private session with only the Committee members and in executive session separately with external auditors. Either external auditors or counsel may, at any time, request a meeting with the Committee or Committee Chair with or without management attendance.

          7. Reporting to the Board of Directors. The Committee, through the Committee Chair, shall report periodically, as deemed necessary, but at least semi-annually, to the full Board of Directors. In addition, summarized minutes from Committee meetings, separately identifying monitoring activities from approvals, shall be available to each Board member prior to the next following Board of Directors meeting.

          8. Committee Self Assessment. The Committee shall review, discuss and assess the Committee's own performance as well as the Committee's role and responsibilities, and may seek input from senior management, the full Board of Directors and others on these issues. Any changes in the Committee's role and/or responsibilities shall be recommended by the Committee to the full Board of Directors for approval.

IV. MEETING FREQUENCY

     The Committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the Committee or Chair.

V. REPORTING TO STOCKHOLDERS

     The Committee shall provide an audit committee report pursuant to Item 306 of Regulation S-K for inclusion in the Company's proxy statement.

VI. COMMITTEE'S RELATIONSHIP WITH EXTERNAL AUDITORS

     The external auditors, in their capacity as independent public accountants, shall be ultimately accountable to the Board of Directors and the Committee as representatives of the shareholders. The Committee, in conjunction with and subject to the oversight of the Board of Directors, shall have the ultimate authority to select, evaluate and, where appropriate, replace the external auditors, and to nominate the external auditor to be proposed for stockholder approval in any proxy statement.

     The external auditors shall report to the Committee on financial reports as requested by the Committee pursuant to procedures established by the Committee. The Committee shall, in the Committee's oversight role, review the work of the external auditors.

     The Committee shall annually review the performance (including, but not limited to, effectiveness, objectivity and independence) of the external auditors. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with Independence Standard Board Statement No. 98-1 and any other applicable standards set by the Independence Standards Board. The Committee shall be responsible for actively engaging in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the external auditors. If the Committee is not satisfied with the external auditors' assurances of independence, the Committee shall take or recommend to the full Board of Directors appropriate action in response to the external auditors' report to satisfy itself of the external auditors' independence.

     If the external auditors identify significant issues within the scope of their responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they shall communicate these issues directly to the Committee Chair.

VII. PRIMARY COMMITTEE RESPONSIBILITIES

     1. The Committee shall review and assess the Company's business risk management process, including the adequacy of the Company's overall control environment and controls in selected areas representing significant financial and business risks.

     2. The Committee shall review all major financial reports in advance of filings or distribution. In addition, the Committee shall review, assess and approve any important external auditor recommendations on financial reporting, controls, other matters and management's response, as well as the views of management and auditors on the overall quality of annual and interim financial reporting.

     3. The Committee shall review and assess the Company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations and noncompliance with internal corporate policies.

     4. The Committee shall review and assess external auditor independence and the overall scope and focus of the annual audit and interim timely reviews, including the scope and level of involvement with unaudited quarterly or other interim-period information. The Committee shall also review external auditor performance and any proposed changes in external audit firm (subject to ratification by the full Board of Directors).

     5. The Committee shall review and approve any changes in important accounting principles and the application of these changes in both interim and annual financial reports. The Committee shall review and assess key financial statement issues and risks, their impact or potential effect on reporting financial information, the processes used by management to address such matters, related auditor views and the basis for audit conclusions. The Committee shall review and assess important conclusions on interim and/or year-end audit work in advance of the public release of financials.

     6. The Committee shall review and assess significant conflict of interest and related-party transactions as well as changes in key financial management.

THE SPECTRANETICS CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, JUNE 12, 2001
                                9:00 A.M. (MDT)

                        SHERATON COLORADO SPRINGS HOTEL
                            2886 SOUTH CIRCLE DRIVE
                              COLORADO SPRINGS, CO



THE SPECTRANETICS CORPORATION
96 TALAMINE COURT
  COLORADO SPRINGS, CO 80907
PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 12, 2001.


The shares of stock you hold in your account will be voted as you specify on the reverse side.


IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.


By signing the proxy, you revoke all prior proxies and appoint Joseph A. Largey and Paul C. Samek, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                 VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Spectranetics, c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.


[GRAPHIC OMITTED]


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors: 01 Cornelius C. Bond, Jr. 03 Marvin L. Woodall
                          02 Joseph M. Ruggio, M.D.

                                       Vote FOR [ ]  Vote WITHHELD [ ]

                                          all nominees from all
                                               nominees
                                          (except as marked)


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)



2. To ratify the appointment of KPMG LLP as independent auditors for the current fiscal year.

                           [ ] For     [ ] Against     [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.


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Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.